NEWS FOR IMMEDIATE RELEASE

July 23, 2014                                                                           For Further Information Contact:

Todd F. Clossin
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Record Second Quarter Earnings

Wheeling, WV… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced an increase in net income and related earnings per share for the three and six months ended June 30, 2014.

Net income for the three months ended June 30, 2014 was a record at $18.9 million, compared to $16.4 million for the first quarter of 2014, representing an increase of 14.9%, while diluted earnings per share were $0.64, compared to $0.56 per share for the first quarter of 2014, representing an increase of 14.3%.  As compared to the second quarter of 2013, net income increased 10.9% and diluted earnings per share increased by 10.3%.  For the six month period ended June 30, 2014, net income totaled $35.3 million compared to $33.0 million for the first half of last year, representing an increase of 6.8%, while diluted earnings per share totaled $1.20 as compared to $1.13 for 2013, representing an increase of 6.2%.  The increase in net income improved the return on average assets to 1.15% from 1.10% in the first six months of last year.  Return on assets and return on tangible equity for WesBanco remain well above first quarter 2014 peer group averages, the most recent available.

Mr. Clossin commented, "The second quarter was impressive and we are very pleased with the results.  Loan growth improved in the second quarter after a challenging first quarter for much of the economy.  Earning assets increased and, when combined with a steady reduction in the cost of funds, resulted in further increases in net interest income. Trust fees and securities brokerage revenue also grew at a strong rate again this quarter.  Improvement in credit quality continues, reducing charge offs and the credit provision.  Expenses continue to be well managed as we stay disciplined and continue our focus on gaining efficiencies from our infrastructure investments. The management at WesBanco is a team that, while recognizing the successes of this quarter, is prepared to further improve the organization going forward.”

Financial Condition

Total assets at June 30, 2014 increased 3.2% or $193.0 million from June 30, 2013, primarily due to loan growth.  Portfolio loans increased $144.7 million or 3.8% over the last year and 1.5% in the second quarter of 2014 compared to the first quarter of this year.  Loan growth was achieved through $1.4 billion in loan originations over the last twelve months. Although somewhat depressed in the first quarter due to the challenging weather and economy, loan originations increased 28.4% in the second quarter compared to the first quarter.  Loan growth was driven by increased business activity in markets impacted by Marcellus and Utica shale gas drilling, additional lending personnel, focused marketing efforts, an expanded presence in our larger urban markets, and continued improvement in loan origination processes.  Loan growth was funded primarily by growth in deposits.  Deposits increased $178.6 million or 3.6% from June 30, 2013, with approximately $260 million of deposits for Marcellus and Utica shale gas payments made over the last twelve months significantly contributing to the increase.  All deposit types increased except certificates of deposit, which decreased $150.6 million due to lower rate offerings for maturing CDs.  However, deposits decreased 1.9% in the second quarter compared to March 31, 2014 due to reduced demand deposits and CDs.  Available deposit funding was also used to reduce higher cost borrowings by 10.6% over the last twelve months, further reducing the cost of funds.  Total assets at June 30, 2014 increased 2.2% compared to 2013 year-end, due to growth in both loans and securities balances.

WesBanco continues to maintain strong regulatory capital ratios.  At June 30, 2014, tier I leverage was 9.64%, tier I risk-based capital was 13.46%, and total risk-based capital was 14.56%, which all improved from June 30, 2013.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators, as well as the recently finalized fully-implemented BASEL III capital standards.  Total tangible equity to tangible assets (non-GAAP measure) was 7.74% at June 30, 2014, up from 7.07% at June 30, 2013.  Strong earnings and improved total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.22 per share, seven times over the last four years, cumulatively representing a 57% increase.  The most recent increase was $0.02 per share in the first quarter of 2014.

Credit Quality

Total non-performing loans, including TDRs, at June 30, 2014 were $49.6 million or 1.26% of total loans, which represents a 2.5% decrease from March 31, 2014 and a 20.4% decrease from $62.3 million or 1.64% of total loans at June 30, 2013.  Criticized and classified loans decreased 6.0% in the second quarter of 2014 compared to March 31, 2014 to $121.5 million, or 3.08% of total loans at June 30, 2014.  This represents a decrease of 23.6% over the last twelve months from $159.1 million or 4.18% of total loans last year.

Net charge-offs for the second quarter of 2014 were $0.6 million or 0.06% of average portfolio loans, compared to $4.1 million or 0.43% for the first quarter of 2014 and $2.4 million or 0.26% for the second quarter of 2013.  Year-to-date, net charge-offs were $4.7 million or 0.25% of average portfolio loans compared to $5.5 million or 0.30% in the same period of 2013. Second quarter 2014 net charge-offs benefitted from higher than normal commercial recoveries on loans charged off in prior periods.  Gross charge-offs for the second quarter of 2014 were $1.9 million or 0.20% of average portfolio loans compared to $4.7 million or 0.50% for the prior quarter and $3.3 million or 0.36% for the same quarter last year.

Lower charge-offs and continued improvement in delinquent, non-performing and classified and criticized loans resulted in the provision for credit losses decreasing to $0.8 million for the second quarter of 2014 compared to $2.2 million for the first quarter of 2014, and $1.0 million in the second quarter of 2013.  For the first half of 2014 the provision was $3.0 million compared to $3.1 million in the same period of 2013. The allowance for loan losses represented 1.16% of total portfolio loans at June 30, 2014, compared to 1.17% at March 31, 2014 and 1.33% at the end of the 2013 second quarter.

Net Interest Income

Net interest income increased $2.3 million or 5.0% in the second quarter of 2014 compared to the second quarter of 2013, due to a 2.8% increase in average earning assets through increased average loan balances and $0.5 million of other interest income related to a refund of federal income taxes.  Year-to-date net interest income increased $3.5 million or 3.8% from last year.  The net interest margin improved by 8 basis points to 3.64% in the second quarter of 2014 compared to 3.56% in the same quarter of 2013, while for the first six months the margin was 3.63% compared to 3.60% in 2013. The interest on the tax refund contributed 3 basis points to the margin in the second quarter and 1 basis point in the year-to-date margin in 2014. Accretion of various purchase accounting adjustments from a 2012 acquisition benefited the net interest margin throughout 2013 and the first half of 2014, but at a decreasing rate. Excluding this benefit from both years, the net interest margin increased by 13 basis points from the second quarter of 2013, from 3.48% to 3.61% and 10 basis points from the first six months of 2013, from 3.49% to 3.59%.  The improved net interest margin in the current low interest rate environment resulted partially from the aforementioned loan growth, as the average rate on loans is higher than the average rate on securities.   In addition, funding costs continued to decrease in the first six months of 2014 as a result of a 33.2% reduction in higher-rate average FHLB and other borrowings, primarily through maturities, and a 9.8% increase in lower-cost demand, money market and savings account deposits, while higher-cost CDs decreased by 9.2%.  Overall average deposits increased by 3.6% year-to-date in 2014 compared to the same period in 2013.

Non-Interest Income and Non-Interest Expense

For the second quarter of 2014, non-interest income increased $0.5 million or 2.9% compared to the second quarter of 2013.  The increase was due, in part, to a $1.0 million bank-owned life insurance death benefit in the current quarter.  In addition, trust fees increased 8.0% as assets under management continued to increase from customer development initiatives and overall market improvements.  Total trust assets were $3.8 billion at June 30, 2014, representing an increase of 11.7% from $3.4 billion at June 30, 2013.  Net securities brokerage revenues increased 22.1%, due to significant production increases from existing markets, the 2013 deployment of an advisor team in the Pittsburgh market, the addition of support and producing staff in several regions, as well as an increase in referrals and production from a licensed retail banker program.  Service charges on deposits decreased 8.6% compared to the second quarter of 2013, due to lower overdraft fees that are affected by lower seasonal usage patterns, consistent increases in deposit levels and higher average deposits per account.  Mortgage loan sale gains decreased 32.2% as increasing interest rates reduced refinancings resulting in lower mortgage activity, which was also impacted by the recently-adopted Qualified Mortgage and Ability-to-Repay rules, which have somewhat limited the Bank’s product offerings.  Net security gains decreased by $0.5 million.  For the first half of 2014, non-interest income increased 0.2% from trends similar to the second quarter; however there was also a $1.1 million bank-owned life insurance death benefit in the first quarter of last year.

Non-interest expense increased $0.8 million or 2.0% for the second quarter compared to the second quarter of 2013.  Salaries and wages increased 7.2%, due to routine annual adjustments to compensation, increased commissions on higher brokerage revenue and incentive and stock-related compensation granted during the quarter.  Employee benefits expense decreased 4.9%, primarily from decreased pension expense.  Other expense decreased 1.1% primarily due to reduced communications expense.  For the first half of 2014, non-interest expense increased $0.2 million or 0.2% compared to the same period in 2013.  Excluding 2013 merger-related expenses of $1.2 million incurred primarily in the first quarter of 2013, total non-interest expense would have increased $1.4 million or 1.7% for the first six months.  Salaries and wages increased 5.6% and employee benefits decreased 7.6% in the year-to-date period.  In addition, net occupancy and equipment expense increased due to higher weather-related expenses, the opening of two branches near the end of 2013, and investment in internal infrastructure in the second half of last year. Other expense decreased 1.2% primarily due to lower communication and other real estate owned expenses.  However, despite the overall increase in non-interest expense, the efficiency ratio improved to 59.7% for the year-to-date period from 60.4% in 2013.

Financial Results Conference Call

WesBanco, Inc. will host a conference call to discuss the Company's financial results for the second quarter of 2014 on Thursday, July 24, 2014 at 11:00 a.m. E.D.T.  Callers wishing to participate should access the call by dialing 1-877-870-4263 or 1-412-317-0790 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site or by registering at http://www.videonewswire.com/event.asp?id=99933. Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $6.3 billion, operating through 119 branch locations and 106 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2013 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2014, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
Interest and dividend income	2014	2013	% Change	2014	2013	% Change
Loans, including fees	$ 42,546	$ 43,753	(2.76%)	$ 85,291	$ 88,029	(3.11%)
Interest and dividends on securities:
Taxable	7,452	7,357	1.29%	14,676	14,790	(0.77%)
Tax-exempt	3,435	3,264	5.24%	6,821	6,392	6.71%
Total interest and dividends on securities	10,887	10,621	2.50%	21,497	21,182	1.49%
Other interest income	611	50	1122.00%	713	106	572.64%
Total interest and dividend income	54,044	54,424	(0.70%)	107,501	109,317	(1.66%)
Interest expense
Interest bearing demand deposits	395	365	8.22%	768	666	15.32%
Money market deposits	466	338	37.87%	907	677	33.97%
Savings deposits	133	127	4.72%	263	268	(1.87%)
Certificates of deposit	3,422	5,881	(41.81%)	7,052	12,029	(41.38%)
Total interest expense on deposits	4,416	6,711	(34.20%)	8,990	13,640	(34.09%)
Federal Home Loan Bank borrowings	175	289	(39.45%)	386	609	(36.62%)
Other short-term borrowings	350	627	(44.18%)	907	1,249	(27.38%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	796	808	(1.49%)	1,587	1,701	(6.70%)
Total interest expense	5,737	8,435	(31.99%)	11,870	17,199	(30.98%)
Net interest income	48,307	45,989	5.04%	95,631	92,118	3.81%
Provision for credit losses	849	1,021	(16.85%)	3,048	3,123	(2.40%)
Net interest income after provision for credit losses	47,458	44,968	5.54%	92,583	88,995	4.03%
Non-interest income
Trust fees	5,210	4,823	8.02%	10,858	9,840	10.35%
Service charges on deposits	4,078	4,462	(8.61%)	7,937	8,659	(8.34%)
Electronic banking fees	3,267	3,195	2.25%	6,281	6,062	3.61%
Net securities brokerage revenue	2,003	1,641	22.06%	3,832	3,138	22.12%
Bank-owned life insurance	1,821	880	106.93%	2,695	2,829	(4.74%)
Net gains on sales of mortgage loans	475	701	(32.24%)	628	1,413	(55.56%)
Net securities gains	165	686	(75.95%)	175	702	(75.07%)
Net (loss) / gain on other real estate owned and other assets	(165)	101	(263.37%)	(52)	55	(194.55%)
Other income	1,387	1,235	12.31%	2,936	2,522	16.42%
Total non-interest income	18,241	17,724	2.92%	35,290	35,220	0.20%
Non-interest expense
Salaries and wages	16,904	15,772	7.18%	33,370	31,599	5.60%
Employee benefits	5,529	5,813	(4.89%)	11,238	12,158	(7.57%)
Net occupancy	2,857	2,830	0.95%	6,348	6,022	5.41%
Equipment	2,914	2,802	4.00%	5,698	5,209	9.39%
Marketing	1,713	1,624	5.48%	2,716	2,429	11.82%
FDIC insurance	880	919	(4.24%)	1,757	1,890	(7.04%)
Amortization of intangible assets	482	561	(14.08%)	977	1,186	(17.62%)
Restructuring and merger-related expense	-	51	(100.00%)	-	1,229	(100.00%)
Other operating expenses	9,025	9,127	(1.12%)	18,294	18,524	(1.24%)
Total non-interest expense	40,304	39,499	2.04%	80,398	80,246	0.19%
Income before provision for income taxes	25,395	23,193	9.49%	47,475	43,969	7.97%
Provision for income taxes	6,520	6,176	5.57%	12,179	10,932	11.41%
Net Income	$ 18,875	$ 17,017	10.92%	$ 35,296	$ 33,037	6.84%

Taxable equivalent net interest income	$ 50,157	$ 47,747	5.05%	$ 99,304	$ 95,560	3.92%

Per common share data
Net income per common share - basic	$ 0.65	$ 0.58	12.07%	$ 1.21	$ 1.13	7.08%
Net income per common share - diluted	$ 0.64	$ 0.58	10.34%	$ 1.20	$ 1.13	6.19%
Dividends declared	$ 0.22	$ 0.19	15.79%	$ 0.44	$ 0.38	15.79%
Book value (period end)				$ 26.59	$ 24.80	7.22%
Tangible book value (period end) (1)				$ 15.75	$ 13.91	13.23%
Average common shares outstanding - basic	29,242,180	29,245,201	(0.01%)	29,212,347	29,228,355	(0.05%)
Average common shares outstanding - diluted	29,321,927	29,308,806	0.04%	29,293,424	29,288,018	0.02%
Period end common shares outstanding	29,278,925	29,282,412	(0.01%)	29,278,925	29,282,412	(0.01%)

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2014	2013	% Change

Return on average assets	1.15%	1.10%	4.55%
Return on average equity	9.29	9.16	1.42
Return on average tangible equity (1)	16.17	16.72	(3.29)
Yield on earning assets (2)	4.07	4.25	(4.24)
Cost of interest bearing liabilities	0.54	0.79	(31.65)
Net interest spread (2)	3.53	3.46	2.02
Net interest margin (2)	3.63	3.60	0.83
Efficiency (1) (2)	59.73	60.42	(1.14)
Average loans to average deposits	75.46	74.57	1.19
Annualized net loan charge-offs/average loans	0.25	0.30	(16.67)
Effective income tax rate	25.65	24.86	3.18

	For the Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2014	2014	2013	2013	2013

Return on average assets	1.22%	1.08%	0.99%	1.01%	1.12%
Return on average equity	9.79	8.78	8.17	8.40	9.33
Return on average tangible equity (1)	16.90	15.40	14.60	15.20	16.88
Yield on earning assets (2)	4.06	4.08	4.09	4.13	4.20
Cost of interest bearing liabilities	0.52	0.56	0.63	0.73	0.77
Net interest spread (2)	3.54	3.52	3.46	3.40	3.43
Net interest margin (2)	3.64	3.63	3.58	3.52	3.56
Efficiency (1) (2)	58.93	60.57	61.66	61.45	60.25
Average loans to average deposits	75.40	75.52	75.79	76.16	75.27
Annualized net loan charge-offs/average loans	0.06	0.43	0.30	0.60	0.26
Effective income tax rate	25.67	25.63	24.37	23.92	26.63
Trust assets, market value at period end	$ 3,844,116	$ 3,752,142	$ 3,688,734	$ 3,501,873	$ 3,440,666

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	June 30,			December 31,	December 31, 2013
Assets	2014	2013	% Change	2013	to June 30, 2014
Cash and due from banks	$ 81,790	$ 69,645	17.44%	$ 80,001	2.24%
Due from banks - interest bearing	12,698	8,425	50.72	15,550	(18.34)
Securities:
Available-for-sale, at fair value	1,006,079	971,178	3.59	934,386	7.67
Held-to-maturity (fair values of $628,540; $615,204 and $596,308, respectively)	607,695	608,761	(0.18)	598,520	1.53
Total securities	1,613,774	1,579,939	2.14	1,532,906	5.28
Loans held for sale	10,641	14,517	(26.70)	5,855	81.74
Portfolio loans:
Commercial real estate	1,940,872	1,881,083	3.18	1,912,919	1.46
Commercial and industrial	578,665	542,071	6.75	556,249	4.03
Residential real estate	898,357	831,362	8.06	890,804	0.85
Home equity	295,127	280,368	5.26	284,687	3.67
Consumer	233,097	266,498	(12.53)	250,258	(6.86)
Total portfolio loans, net of unearned income	3,946,118	3,801,382	3.81	3,894,917	1.31
Allowance for loan losses	(45,741)	(50,381)	9.21	(47,368)	3.43
Net portfolio loans	3,900,377	3,751,001	3.98	3,847,549	1.37
Premises and equipment, net	92,106	91,894	0.23	93,157	(1.13)
Accrued interest receivable	19,087	19,248	(0.84)	18,960	0.67
Goodwill and other intangible assets, net	320,449	322,478	(0.63)	321,426	(0.30)
Bank-owned life insurance	121,878	119,546	1.95	121,390	0.40
Other assets	104,220	107,318	(2.89)	107,979	(3.48)
Total Assets	$ 6,277,020	$ 6,084,011	3.17%	$ 6,144,773	2.15%

Liabilities
Deposits:
Non-interest bearing demand	$ 1,021,414	$ 901,559	13.29%	$ 960,814	6.31%
Interest bearing demand	871,487	840,263	3.72	857,761	1.60
Money market	969,518	845,294	14.70	942,768	2.84
Savings deposits	829,155	775,248	6.95	789,709	5.00
Certificates of deposit	1,425,829	1,576,391	(9.55)	1,511,478	(5.67)
Total deposits	5,117,403	4,938,755	3.62	5,062,530	1.08
Federal Home Loan Bank borrowings	138,596	60,344	129.68	39,508	250.80
Other short-term borrowings	94,745	200,538	(52.75)	150,536	(37.06)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,156	106,118	0.04	106,137	0.02
Total borrowings	339,497	367,000	(7.49)	296,181	14.62
Accrued interest payable	2,306	3,516	(34.41)	2,354	(2.04)
Other liabilities	39,189	48,508	(19.21)	37,113	5.59
Total Liabilities	5,498,395	5,357,779	2.62	5,398,178	1.86

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,367,511 shares; 29,282,412 shares and 29,367,511 shares issued, respectively;
29,278,925 shares; 29,282,412 shares and 29,175,236 shares outstanding, respectively	61,182	61,005	0.29	61,182	-
Capital surplus	244,029	242,640	0.57	244,974	(0.39)
Retained earnings	482,786	441,168	9.43	460,351	4.87
Treasury stock (88,586; 0 and 192,275 shares - at cost,
respectively)	(2,748)	-	(100.00)	(5,969)	53.96
Accumulated other comprehensive loss	(5,393)	(17,329)	68.88	(12,734)	57.65
Deferred benefits for directors	(1,231)	(1,252)	1.68	(1,209)	(1.82)
Total Shareholders' Equity	778,625	726,232	7.21	746,595	4.29
Total Liabilities and Shareholders' Equity	$ 6,277,020	$ 6,084,011	3.17%	$ 6,144,773	2.15%

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	June 30,	March 31,
Assets	2014	2014	% Change
Cash and due from banks	$ 81,790	$ 143,315	(42.93%)
Due from banks - interest bearing	12,698	31,881	(60.17%)
Securities:
Available-for-sale, at fair value	1,006,079	959,775	4.82%
Held-to-maturity (fair values of $628,540 and 607,886, respectively)	607,695	597,624	1.69%
Total securities	1,613,774	1,557,399	3.62%
Loans held for sale	10,641	6,300	68.90%
Portfolio Loans:
Commercial real estate	1,940,872	1,915,578	1.32%
Commercial and industrial	578,665	560,511	3.24%
Residential real estate	898,357	888,666	1.09%
Home equity	295,127	284,879	3.60%
Consumer	233,097	237,468	(1.84%)
Total portfolio loans, net of unearned income	3,946,118	3,887,102	1.52%
Allowance for loan losses	(45,741)	(45,483)	0.57%
Net portfolio loans	3,900,377	3,841,619	1.53%
Premises and equipment, net	92,106	92,814	(0.76%)
Accrued interest receivable	19,087	20,149	(5.27%)
Goodwill and other intangible assets, net	320,449	320,931	(0.15%)
Bank-owned life insurance	121,878	122,265	(0.32%)
Other assets	104,220	100,904	3.29%
Total Assets	$ 6,277,020	$ 6,237,577	0.63%

Liabilities
Deposits:
Non-interest bearing demand	$ 1,021,414	$ 1,022,119	(0.07%)
Interest bearing demand	871,487	918,629	(5.13%)
Money market	969,518	980,890	(1.16%)
Savings deposits	829,155	824,276	0.59%
Certificates of deposit	1,425,829	1,469,804	(2.99%)
Total deposits	5,117,403	5,215,718	(1.88%)
Federal Home Loan Bank borrowings	138,596	23,282	495.29%
Other short-term borrowings	94,745	92,737	2.17%
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,156	106,146	0.01%
Total borrowings	339,497	222,165	52.81%
Accrued interest payable	2,306	2,250	2.49%
Other liabilities	39,189	36,327	7.88%
Total liabilities	5,498,395	5,476,460	0.40%

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,367,511 shares and 29,367,511 shares issued, respectively;
29,278,925 and 29,212,110 shares outstanding, respectively	61,182	61,182	0.00%
Capital surplus	244,029	245,085	(0.43%)
Retained earnings	482,786	470,352	2.64%
Treasury stock ( 88,586 and 155,401 shares - at cost)	(2,748)	(4,822)	43.01%
Accumulated other comprehensive income (loss)	(5,393)	(9,461)	43.00%
Deferred benefits for directors	(1,231)	(1,219)	(0.98%)
Total Shareholders' Equity	778,625	761,117	2.30%
Total Liabilities and Shareholders' Equity	$ 6,277,020	$ 6,237,577	0.63%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended June 30,				For the Six Months Ended June 30,
	2014		2013		2014		2013
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 24,134	0.33%	$ 22,520	0.41%	$ 37,567	0.22%	$ 44,450	0.22%
Loans, net of unearned income (1)	3,898,740	4.38%	3,747,533	4.68%	3,886,334	4.43%	3,706,310	4.79%
Securities: (2)
Taxable	1,176,963	2.53%	1,201,552	2.45%	1,159,072	2.53%	1,200,634	2.46%
Tax-exempt (3)	406,718	5.20%	381,416	5.27%	403,275	5.20%	370,033	5.32%
Total securities	1,583,681	3.22%	1,582,968	3.13%	1,562,347	3.22%	1,570,667	3.14%
Other earning assets (4)	10,853	21.82%	15,197	0.71%	11,209	11.97%	17,855	0.66%
Total earning assets (3)	5,517,408	4.06%	5,368,218	4.20%	5,497,457	4.07%	5,339,282	4.25%
Other assets	702,230		704,179		705,703		729,240
Total Assets	$ 6,219,638		$ 6,072,397		$ 6,203,160		$ 6,068,522

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 905,080	0.18%	$ 861,676	0.17%	$ 896,347	0.17%	$ 854,127	0.16%
Money market accounts	974,731	0.19%	848,635	0.16%	960,153	0.19%	847,201	0.16%
Savings deposits	824,641	0.06%	775,605	0.07%	816,720	0.06%	763,087	0.07%
Certificates of deposit	1,444,224	0.95%	1,602,726	1.47%	1,474,247	0.96%	1,623,775	1.49%
Total interest bearing deposits	4,148,676	0.43%	4,088,642	0.66%	4,147,467	0.44%	4,088,190	0.67%
Federal Home Loan Bank borrowings	24,926	2.82%	60,559	1.91%	29,949	2.60%	67,958	1.81%
Other borrowings	104,109	1.35%	142,724	1.76%	109,687	1.67%	141,195	1.78%
Junior subordinated debt	106,151	3.01%	106,114	3.05%	106,146	3.02%	109,228	3.14%
Total interest bearing liabilities	4,383,862	0.52%	4,398,039	0.77%	4,393,249	0.54%	4,406,571	0.79%
Non-interest bearing demand deposits	1,022,331		890,295		1,002,822		882,231
Other liabilities	40,393		52,128		41,104		52,620
Shareholders' equity	773,052		731,935		765,985		727,100
Total Liabilities and Shareholders' Equity	$ 6,219,638		$ 6,072,397		$ 6,203,160		$ 6,068,522
Taxable equivalent net interest spread		3.54%		3.43%		3.53%		3.46%
Taxable equivalent net interest margin		3.64%		3.56%		3.63%		3.60%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $0.8 million and $1.0 million for the three months ended June 30, 2014 and 2013, respectively, and $1.7 million and $2.0 million for the six months ended June 30, 2014 and 2013, respectively. Additionally, loan accretion included in interest income on loans acquired from a 2012 acquisition was $0.3 and $0.6 million for the three months ended June 30, 2014 and 2013, respectively, and $0.7 million and $1.9 million for the six months ended June 30, 2014 and 2013, respectively, while accretion on interest bearing liabilities acquired from a 2012 acquisition was $0.2 and $0.5 million for the three months ended June 30, 2014 and 2013, respectively, and $0.4 million and $1.0 million for the six months ended June 30, 2014 and 2013.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.
(4) Interest income on other earning assets includes $0.5 million of interest on a federal income tax refund for the three and six months ended June 30, 2014.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	June 30,	Mar. 31,	Dec. 31,	Sep. 30,	June 30,
Interest income	2014	2014	2013	2013	2013
Loans, including fees	$ 42,546	$ 42,746	$ 43,617	$ 43,678	$ 43,753
Interest and dividends on securities:
Taxable	7,452	7,225	7,178	7,226	7,357
Tax-exempt	3,435	3,385	3,380	3,355	3,264
Total interest and dividends on securities	10,887	10,610	10,558	10,581	10,621
Other interest income	611	101	82	58	50
Total interest and dividend income	54,044	53,457	54,257	54,317	54,424
Interest expense
Interest bearing demand deposits	395	374	380	369	365
Money market deposits	466	440	440	345	338
Savings deposits	133	130	130	128	127
Certificates of deposit	3,422	3,630	4,383	5,597	5,881
Total interest expense on deposits	4,416	4,574	5,333	6,439	6,711
Federal Home Loan Bank borrowings	175	211	251	291	289
Other short-term borrowings	350	557	625	651	627
Junior subordinated debt owed to unconsolidated subsidiary trusts	796	790	810	805	808
Total interest expense	5,737	6,132	7,019	8,186	8,435
Net interest income	48,307	47,325	47,238	46,131	45,989
Provision for credit losses	849	2,199	3,144	2,819	1,021
Net interest income after provision for credit losses	47,458	45,126	44,094	43,312	44,968
Non-interest income
Trust fees	5,210	5,648	4,883	4,854	4,823
Service charges on deposits	4,078	3,860	4,616	4,650	4,462
Electronic banking fees	3,267	3,013	3,012	3,124	3,195
Net securities brokerage revenue	2,003	1,829	1,604	1,506	1,641
Bank-owned life insurance	1,821	875	925	911	880
Net gains on sales of mortgage loans	475	154	456	745	701
Net securities gains / (losses)	165	10	(3)	(15)	686
Net (loss) / gain on other real estate owned and other assets	(165)	113	(144)	8	101
Other income	1,387	1,547	1,601	1,333	1,235
Total non-interest income	18,241	17,049	16,950	17,116	17,724
Non-interest expense
Salaries and wages	16,904	16,467	17,352	16,480	15,772
Employee benefits	5,529	5,708	5,774	5,323	5,813
Net occupancy	2,857	3,491	2,866	2,921	2,830
Equipment	2,914	2,783	2,768	2,692	2,802
Marketing	1,713	1,003	1,159	1,585	1,624
FDIC insurance	880	877	919	916	919
Amortization of intangible assets	482	495	546	556	561
Restructuring and merger-related expense	-	-	45	36	51
Other operating expenses	9,025	9,271	9,314	9,500	9,127
Total non-interest expense	40,304	40,095	40,743	40,009	39,499
Income before provision for income taxes	25,395	22,080	20,301	20,419	23,193
Provision for income taxes	6,520	5,659	4,948	4,884	6,176
Net Income	$ 18,875	$ 16,421	$ 15,353	$ 15,535	$ 17,017

Taxable equivalent net interest income	$ 50,157	$ 49,148	$ 49,058	$ 47,938	$ 47,747

Per common share data
Net income per common share - basic	$ 0.65	$ 0.56	$ 0.52	$ 0.53	$ 0.58
Net income per common share - diluted	$ 0.64	$ 0.56	$ 0.52	$ 0.53	$ 0.58
Dividends declared	$ 0.22	$ 0.22	$ 0.20	$ 0.20	$ 0.19
Book value (period end)	$ 26.59	$ 26.05	$ 25.59	$ 25.10	$ 24.80
Tangible book value (period end) (1)	$ 15.75	$ 15.17	$ 14.68	$ 14.25	$ 13.91
Average common shares outstanding - basic	29,242,180	29,182,183	29,300,463	29,325,128	29,245,201
Average common shares outstanding - diluted	29,321,927	29,262,680	29,387,485	29,412,458	29,308,806
Period end common shares outstanding	29,278,925	29,212,110	29,175,236	29,350,061	29,282,412
Full time equivalent employees	1,456	1,442	1,469	1,462	1,478

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2014		2014		2013		2013		2013
Non-performing assets:
Troubled debt restructurings - accruing	$ 13,513		$ 14,535		$ 14,861		$ 15,480		$ 19,269
Non-accrual loans:
Troubled debt restructurings	6,281		7,406		9,324		12,920		15,655
Other non-accrual loans	29,837		28,967		27,309		25,240		27,414
Total non-accrual loans	36,118		36,373		36,633		38,160		43,069
Total non-performing loans	49,631		50,908		51,494		53,640		62,338
Other real estate and repossessed assets	5,106		5,382		4,860		5,184		5,007
Total non-performing assets	$ 54,737		$ 56,290		$ 56,354		$ 58,824		$ 67,345

Past due loans (1):
Loans past due 30-89 days	$ 10,138		$ 14,650		$ 14,831		$ 15,611		$ 15,792
Loans past due 90 days or more	2,947		1,833		2,591		3,043		3,594
Total past due loans	$ 13,085		$ 16,483		$ 17,422		$ 18,654		$ 19,386

Criticized and classified loans (2):
Criticized loans	$ 68,707		$ 73,925		$ 75,249		$ 76,442		$ 78,457
Classified loans	52,760		55,341		60,335		64,857		80,621
Total criticized and classified loans	$ 121,467		$ 129,266		$ 135,584		$ 141,299		$ 159,078

Loans past due 30-89 days / total portfolio loans	0.26%		0.38%		0.38%		0.41%		0.42%
Loans past due 90 days or more / total portfolio loans	0.07		0.05		0.07		0.08		0.09
Non-performing loans / total portfolio loans	1.26		1.31		1.32		1.40		1.64
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	1.39		1.45		1.45		1.53		1.77
Non-performing assets / total assets	0.87		0.90		0.92		0.96		1.11
Criticized and classified loans / total portfolio loans	3.08		3.33		3.48		3.68		4.18

Allowance for loan losses
Allowance for loan losses	$ 45,741		$ 45,483		$ 47,368		$ 47,342		$ 50,381
Provision for credit losses	849		2,199		3,144		2,819		1,021
Net loan and deposit account overdraft charge-offs	600		4,141		2,887		5,804		2,433

Annualized net loan charge-offs /average loans	0.06%		0.43%		0.30%		0.60%		0.26%
Allowance for loan losses / total portfolio loans	1.16%		1.17%		1.22%		1.23%		1.33%
Allowance for loan losses / non-performing loans	0.92	x	0.89	x	0.92	x	0.88	x	0.81	x
Allowance for loan losses / non-performing loans and
loans past due	0.73	x	0.67	x	0.69	x	0.65	x	0.62	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2014		2014		2013		2013		2013
Capital ratios
Tier I leverage capital	9.64%		9.45%		9.27%		9.27%		9.13%
Tier I risk-based capital	13.46		13.29		13.06		13.08		12.85
Total risk-based capital	14.56		14.40		14.19		14.23		14.08
Average shareholders' equity to average assets	12.43		12.27		12.06		11.99		12.05
Tangible equity to tangible assets (3)	7.74		7.49		7.35		7.19		7.07

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES							Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
(unaudited, dollars in thousands,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
except shares and per share amounts)	2014	2014	2013	2013	2013	2014	2013
Return on average tangible equity:
Net income (annualized)	$ 75,708	$ 66,596	$ 60,911	$ 61,634	$ 68,256	$ 71,177	$ 66,622
Plus: amortization of intangibles (annualized) (1)	1,256	1,305	1,408	1,434	1,464	1,281	1,555
Net income before amortization of intangibles (annualized)	76,964	67,901	62,319	63,068	69,720	72,458	68,177

Average total shareholders' equity	773,052	758,841	745,136	733,462	731,935	765,985	727,100
Less: average goodwill and other intangibles, net of def. tax liability	(317,679)	(317,996)	(318,333)	(318,661)	(318,971)	(317,836)	(319,337)
Average tangible equity	455,373	440,845	426,803	414,801	412,964	448,149	407,763

Return on average tangible equity	16.90%	15.40%	14.60%	15.20%	16.88%	16.17%	16.72%

Efficiency ratio:
Non-interest expense	$ 40,304	$ 40,095	$ 40,743	$ 40,009	$ 39,499	$ 80,398	$ 80,246
Less: restructuring and merger-related expense	-	-	(45)	(36)	(51)	-	(1,229)
Non-interest expense excluding restructuring and merger-related expense	40,304	40,095	40,698	39,973	39,448	80,398	79,017

Net interest income on a fully taxable equivalent basis	50,157	49,148	49,058	47,938	47,747	99,304	95,560
Non-interest income	18,241	17,049	16,950	17,116	17,724	35,290	35,220
Net interest income on a fully taxable equivalent basis plus non-interest income	68,398	66,197	66,008	65,054	65,471	134,594	130,780
Efficiency Ratio	58.93%	60.57%	61.66%	61.45%	60.25%	59.73%	60.42%

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2014	2014	2013	2013	2013
Tangible book value:
Total shareholders' equity	$ 778,625	$ 761,117	$ 746,595	$ 736,688	$ 726,232
Less: goodwill and other intangible assets, net of def. tax liability	(317,527)	(317,840)	(318,161)	(318,516)	(318,828)
Tangible equity	461,098	443,277	428,434	418,172	407,404

Common shares outstanding	29,278,925	29,212,110	29,175,236	29,350,061	29,282,412

Tangible book value	$ 15.75	$ 15.17	$ 14.68	$ 14.25	$ 13.91

Tangible equity to tangible assets:
Total shareholders' equity	$ 778,625	$ 761,117	$ 746,595	$ 736,688	$ 726,232
Less: goodwill and other intangible assets, net of def. tax liability	(317,527)	(317,840)	(318,161)	(318,516)	(318,828)
Tangible equity	461,098	443,277	428,434	418,172	407,404

Total assets	6,277,020	6,237,577	6,144,773	6,138,360	6,084,011
Less: goodwill and other intangible assets, net of def. tax liability	(317,527)	(317,840)	(318,161)	(318,516)	(318,828)
Tangible assets	5,959,493	5,919,737	5,826,612	5,819,844	5,765,183

Tangible equity to tangible assets	7.74%	7.49%	7.35%	7.19%	7.07%

(1) Tax effected at 35%.